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                   SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

                                  by and among

                     LIONBRIDGE TECHNOLOGIES HOLDINGS, INC.

                                       and

               MORGAN STANLEY VENTURE CAPITAL FUND II ANNEX, L.P.

                                       and

                  MORGAN STANLEY VENTURE INVESTORS ANNEX, L.P.

                            Dated as of March 9, 1999

================================================================================
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                     LIONBRIDGE TECHNOLOGIES HOLDINGS, INC.

                   Senior Subordinated Note Purchase Agreement

                            Dated as of March 9, 1999

                                TABLE OF CONTENTS

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                                                                                                                          Page

ARTICLE I

DEFINITIONS...............................................................................................................  1
                  1.01.             Definitions...........................................................................  1

ARTICLE II

PURCHASE, SALE AND TERMS OF NOTES; PAYMENTS...............................................................................  8
                  2.01.             The Notes.............................................................................  8
                  2.02.             Purchase and Sale of the Notes and the Warrants.......................................  8
                  2.03.             Issue Price; Original Issue Discount..................................................  9
                  2.04.             Use of Proceeds.......................................................................  9
                  2.05.             Payments and Endorsements.............................................................  9
                  2.06.             Redemptions...........................................................................  9
                  2.07.             Default Rate of Interest.............................................................. 10
                  2.08.             Maximum Legal Rate of Interest........................................................ 10
                  2.09.             Payment on Non-Business Days.......................................................... 10
                  2.10.             Transfer and Exchange of Notes........................................................ 10
                  2.11.             Replacement of Notes.................................................................. 11

ARTICLE III

PURCHASE, SALE AND TERMS OF WARRANTS...................................................................................... 11

                  3.01.             The Warrants.......................................................................... 11
                  3.02.             Purchase and Sale of Warrants......................................................... 11
                  3.03.             Right to Purchase New Subordinated Debt............................................... 11

ARTICLE IV

CONDITIONS TO PURCHASER'S OBLIGATION...................................................................................... 12
                  4.01.             Representations and Warranties........................................................ 12
                  4.02.             Documentation at Closing.............................................................. 12
                  4.03              Closing of LTHBV Note Purchase Agreement.............................................. 13


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                  4.04.             No Default............................................................................ 14
                  4.05.             Waivers and Consents.................................................................. 14

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER........................................................................... 14
                  5.01.             Representations and Warranties of the Purchaser....................................... 14

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................................. 15
                  6.01.             Organization and Standing of the Company and Subsidiaries; Ownership.................. 15
                  6.02.             Corporate Action...................................................................... 16
                  6.03.             Governmental Approvals................................................................ 16
                  6.04.             Litigation............................................................................ 16
                  6.05.             Compliance with Law................................................................... 17
                  6.06.             Federal Reserve Regulations........................................................... 17
                  6.07.             Title to Assets, Patents.............................................................. 17
                  6.08.             Financial Information................................................................. 17
                  6.09.             Taxes................................................................................. 18
                  6.10.             ERISA................................................................................. 18
                  6.11.             Transactions with Affiliates.......................................................... 19
                  6.12.             Assumptions or Guaranties of Indebtedness of Other Persons............................ 19
                  6.13.             Loans to Other Persons................................................................ 19
                  6.14.             Securities Act........................................................................ 19
                  6.15.             Disclosure............................................................................ 19
                  6.16.             No Brokers or Finders................................................................. 20
                  6.17.             Other Agreements of Officers.......................................................... 20
                  6.18.             Capitalization of the Company; Status of Capital Stock................................ 20
                  6.19.             Capital Stock of Subsidiaries......................................................... 20
                  6.20.             Labor Relations....................................................................... 20
                  6.21.             Insurance............................................................................. 21
                  6.22.             Books and Records..................................................................... 21
                  6.23.             Hazardous and Toxic Materials......................................................... 21
                  6.24.             Registration Rights................................................................... 21
                  6.25.             Other Agreements...................................................................... 21
                  6.26.             Customers, Vendors and Suppliers...................................................... 22
                  6.27.             No Violations......................................................................... 23

ARTICLE VII

COVENANTS OF THE COMPANY.................................................................................................. 23
                  7.01.             Affirmative Covenants of the Company Other Than Reporting Requirements................ 23
                  7.02.             Negative Covenants of the Company..................................................... 26
                  7.03.             Reporting Requirements................................................................ 30


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ARTICLE VIII

EVENTS OF DEFAULT......................................................................................................... 31
                  8.01.             Events of Default..................................................................... 31
                  8.02.             Annulment of Defaults................................................................. 34

ARTICLE IX

MISCELLANEOUS............................................................................................................. 34
                  9.01.             No Waiver; Cumulative Remedies........................................................ 34
                  9.02.             Amendments, Waivers and Consents...................................................... 34
                  9.03.             Addresses for Notices, Etc............................................................ 34
                  9.04.             Costs, Expenses and Taxes............................................................. 36
                  9.05.             Binding Effect; Assignment............................................................ 36
                  9.06.             Payments in Respect of Notes.......................................................... 36
                  9.07.             Payments in Respect of Warrants....................................................... 36
                  9.08.             Indemnification....................................................................... 37
                  9.09.             Survival of Representations and Warranties............................................ 37
                  9.10.             Intentionally Omitted................................................................. 37
                  9.11.             Severability.......................................................................... 37
                  9.12.             Governing Law......................................................................... 37
                  9.13.             Waiver of Right to Jury Trial......................................................... 37
                  9.14.             Headings.............................................................................. 37
                  9.15.             Sealed Instrument..................................................................... 37
                  9.16.             Counterparts.......................................................................... 37
                  9.17.             Further Assurances.................................................................... 37
                  9.18.             Consent to Jurisdiction............................................................... 38
                  9.19.             Effect of Judgment.................................................................... 38
                  9.20.             Service of Process.................................................................... 38
                  9.21.             No Limitation......................................................................... 38
                  9.22.             Specific Performance.................................................................. 38
                  9.23.             Actions by Purchaser.................................................................. 38
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           EXHIBITS

2.01       Form of Initial Notes
2.04       Use of Proceeds
3.01       Warrants
4.029(c)   JLSI Guaranty
4.02(d)    LTCI Guaranty
4.02(e)    LTI Guaranty
4.02(f)    VTI Guaranty
4.02(h)    Opinion of Testa, Hurwitz & Thibeault, LLP
6.01       Schedule of Subsidiaries
6.04       Schedule of Litigation
6.07       Schedule of Title Exceptions
6.08(a)    Financial Statements
6.08(c)    Liabilities; Guaranties; Etc.
6.08(d)    Schedule of Indebtedness
6.09       Schedule of Taxes
6.11       Transactions with Affiliates
6.13       Investments in Other Persons
6.17       Schedule of Other Agreements of Officers and Key Employees
6.18       Schedule of Capital Stock, Options and Other Rights
6.19       Schedule of Capital Stock of Subsidiaries
6.21       Schedule of Insurance to be Obtained
6.23       Hazardous or Toxic Materials
6.25       Contracts, etc.
7.02(b)    Indebtedness


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                     Lionbridge Technologies Holdings, Inc.
                                950 Winter Street
                                Waltham, MA 02154

                                                             As of March 9, 1999

Morgan Stanley Venture Capital Fund II Annex, L.P.
Morgan Stanley Venture Investors Annex, L.P.
1221 Avenue of the Americas
New York, New York  10020

     Re:  12% SENIOR SUBORDINATED NOTES DUE MARCH 9, 2006
          -----------------------------------------------

Ladies and Gentlemen:

          Whereas Lionbridge Technologies Holdings, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), has requested Morgan Stanley Venture Capital Fund II Annex, L.P., a Delaware limited partnership ("MSC") and Morgan Stanley Venture Investors Annex, L.P., a Delaware limited partnership ("MSI") to purchase from the Company a 12% Senior Subordinated Note due March 9, 2006 in the original principal amount of $1,055,638 and a 12% Senior Subordinated Note due March 9, 2006 in the original principal amount of $144,362, respectively. The Company is issuing such 12% Senior Subordinated Notes as part of a Two Million Dollar ($2,000,000) financing of the Company and the other members of the Consolidated Group (as defined below), which financing also includes the issuance to MSC and MSI by Lionbridge Technologies Holdings B.V., a company with limited liability incorporated in the Netherlands (together with its successors and assigns, "LTHBV"), of its 12% Senior Subordinated Note due March 9, 2006 in the original principal amount of $703,758 and 12% Senior Subordinated Note due March 9, 2006, in the original principal amount of $96,242, respectively, pursuant to a Senior Subordinated Note Purchase Agreement dated as of the date hereof by and among LTHBV, MSC and MSI (as from time to time amended and in effect, the "LTHBV Note Purchase Agreement").

                                    ARTICLE I

                                   DEFINITIONS

          1.01. DEFINITIONS. As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "AFFILIATE" means, as to any specified Person, any other Person controlling, controlled by or under common control with such specified Person.

          "AGREEMENT" means this Senior Subordinated Note Purchase Agreement as from time to time amended and in effect between the parties.

          "APPLICABLE LAWS" shall have the meaning assigned to that term in
Section 6.05.

          "BANK" means and shall include Silicon Valley Bank, a California-chartered bank, and its successors and assigns, or such other bank or institutional lender which may from time to time be the primary lender to the Company and/or other members of the Consolidated Group.

          "BUDGET" shall have the meaning assigned to that term in Section 7.03(b).

          "BUSINESS DAY" means any day other than a Saturday, Sunday or public holiday or the equivalent for banks under the laws of the Commonwealth of Massachusetts.

          "CHANGE OF CONTROL" means, with respect to any member of the Consolidated Group, any transaction, series of related transactions or event as a result of which any one or more Persons (other than the Purchaser, any other member of the Consolidated Group, or other holders of the capital stock of the Company or securities convertible into or exercisable for such capital stock as of the date hereof) acquires or for the first time controls or is able to vote (directly or through nominees or beneficial ownership) fifty percent (50%) or more of the outstanding equity securities of such member.

          "CLOSING" shall have the meaning assigned to that term in Section
2.02.

          "CLOSING DATE" shall have the meaning assigned to that term in Section 2.02.

          "CODE" shall have the meaning assigned to that term in Section 2.03.

          "COMMISSION" means the United States Securities and Exchange Commission (or any other federal agency at that time administering the Securities Act).

          "COMMON STOCK" includes (a) the Company's common stock, $.01 par value, as authorized on the date of this Agreement, and (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount per share, either to all or to a share of the balance of current dividends and liquidating distributions after the payment of dividends and distributions on any shares entitled to preference in the payment thereof, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote may have been suspended by the happening of such a contingency), and (c) any other securities into which or for which any of the securities described in (a) or (b) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          "COMPANY" shall have the meaning assigned to that term in the Preamble hereof.

          "CONSOLIDATED GROUP" means the Company, JLSI, LJKK, LTCI, LTI, VTI, LTBV, LTHBV, LT Ireland and LTF, together with their respective successors, assigns and Subsidiaries, existing from time to time.

          "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of


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credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; PROVIDED, HOWEVER, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business.

          "CONVERTIBLE PREFERRED STOCK" shall mean the outstanding shares of the Series A Convertible Preferred Stock, $.01 par value of the Company, the Series C Convertible Preferred Stock, $.01 par value of the Company and Series D Nonvoting Convertible Preferred Stock, $.01 par value of the Company.

          "CRL" means Capital Resource Lenders III, L.P.

          "CRL INDEBTEDNESS" means the Indebtedness of the Company to CRL.

          "CURRENT LIABILITIES" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of the Company and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding advances made under the Loan Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of the Company or any Subsidiary to a date more than one year from the date of determination, but excluding any Indebtedness incurred by the Company or any Subsidiary that is subordinated to debt owing by the Company or any Subsidiary to the Bank on terms acceptable to the Bank and is identified as such by the Bank.

          "DISTRIBUTION" shall have the meaning assigned to that term in Section 7.02(g).

          "EBITDA" means, for any applicable fiscal period, consolidated net income (or loss) after taxes for such period of the Company and its Subsidiaries as determined in accordance with GAAP, plus the following to the extent deducted in computing the foregoing: (i) Interest Expense; (ii) taxes; (iii) depreciation; and (iv) amortization of goodwill and other intangibles.

          "ENVIRONMENTAL LAWS" shall have the meaning assigned to that term in
Section 6.23.

          "EQUITY SECURITY" shall have the meaning assigned to that term in the Exchange Act.

          "ERISA" shall have the meaning assigned to that term in Section 6.10.

          "EVENTS OF DEFAULT" shall have the meaning assigned to that term in
Section 8.01.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

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          "FINANCIAL STATEMENTS" shall have the meaning assigned to that term in
Section 6.08.

          "FOREIGN GUARANTIES" means the those certain guaranties executed by LJKK, LT Ireland, LTBV and LTF in favor of MSC and MSI in connection with the LTHBV Financing.

          "FOREIGN SUBSIDIARIES" shall have the meaning assigned to that term in
Section 7.01(g).

          "GAAP" means generally accepted accounting principles as in effect in the United States from time to time, provided, however, the Purchaser acknowledges that with respect to the financial statements to be delivered to Purchaser pursuant to Section 7.03(b), there may be inconsistencies with GAAP which in the aggregate shall not be material. Unless otherwise specifically stated herein, use of the term "GAAP" means that such principles are applied and maintained on a consistent basis for the Company and its Subsidiaries throughout the period indicated and consistent with the prior financial practices of the Company and its Subsidiaries as reflected on the Financial Statements so as to properly reflect the financial condition, and the results of operations and cash flow of the Company and its Subsidiaries.

          "GUARANTIES" means the JLSI Guaranty, the LTCI Guaranty, the LTI Guaranty and the VTI Guaranty.

          "GUARANTORS" means the Subsidiary Guarantors, including, without limitation, JLSI, LTCI, LTI and VTI.

          "HAZARDOUS DISCHARGE" shall have the meaning assigned to that term in
Section 6.23.

          "HAZARDOUS MATERIALS" shall have the meaning assigned to that term in
Section 6.23.

          "INDEBTEDNESS" means all (i) indebtedness for borrowed money or the deferred purchase price of property or services, including, without limitation, reimbursement and other obligations with respect to surety bonds, letters of credit and similar instruments, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all capital lease obligations, and (iv) Contingent Obligations.

          "INITIAL NOTE" AND "INITIAL NOTES" shall have the meanings assigned to those terms in Section 2.01.

          "INTEREST EXPENSE" means, for any applicable fiscal period, the sum of
(i) the aggregate amount of interest required to be paid in cash during such period on Indebtedness of the Company and its Subsidiaries (on a consolidated basis), and (ii) any original issue discount resulting from the issuance of the Notes, the LTHBV Notes and the Warrants which has accrued during such fiscal period.

          "JLSI" means Japanese Language Services, Inc., a Massachusetts corporation, and its successors and assigns.

          "JLSI GUARANTY" shall have the meaning assigned to that term in
Section 4.02(d).

          "JUNIOR SUBORDINATED DEBT" means all Indebtedness of the Company and its Subsidiaries, whether outstanding on the date hereof or hereafter created or incurred, which is by its terms subordinate and junior to the Notes on terms acceptable to the holders of the Notes and which is permitted by this

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Agreement at the time it is created or incurred, and shall include all
Indebtedness between the Company or any Subsidiary and any other Subsidiary.

          "LIQUIDITY IPO" means a firm commitment underwritten public offering of securities on a major exchange pursuant to a registration statement filed with the Commission under the Securities Act in which the aggregate proceeds to the Company, any Subsidiary or the Consolidated Group are at least $25 million.

          "LOAN AGREEMENT" means that certain Loan Agreement, dated September 26, 1997, by and among the LTHBV, LTBV and the Bank, as amended by Amendment No.1, dated as of May 28, 1998, as it may be further amended from time to time.

          "LJKK" means Lionbridge Japan K.K., a Japanese corporation, and its successors and assigns.

          "LTBV" means Lionbridge Technologies B.V., a company with limited liability incorporated in the Netherlands, and its successors and assigns.

          "LTCI" means Lionbridge Technologies California, Inc., a Delaware corporation, and its successors and assigns.

          "LTCI GUARANTY" shall have the meaning assigned to that term in
Section 4.02(e).

          "LTF" means Lionbridge Technologies (France), a French company, and its successors and assigns.

          "LTHBV" shall have the meaning assigned to that term in the Preamble hereof.

          "LTHBV FINANCING" means the issuance and sale to MSC and MSI of the LTHBV Notes pursuant to the LTHBV Note Purchase Agreement.

          "LTHBV NOTES" means collectively (i) the 12% Senior Subordinated Note due March 9, 2006 in the original principal amount of $703,758 issued by LTHBV to MSC, as from time to time amended and in effect, (ii) the 12% Senior Subordinated Note due March 9, 2006 in the original principal amount of $96,242 issued by LTHBV to MSI, as from time to time amended and in effect, and (iii) any note or notes delivered in substitution, replacement or exchange for the notes described in the foregoing clauses (i) and (ii), as such notes from time to time are amended and in effect.

          "LTHBV NOTE PURCHASE AGREEMENT" shall have the meaning assigned to that term in the Preamble hereof.

          "LTI" means Lionbridge Technologies, Inc., a Delaware corporation, and its successors and assigns.

          "LTI GUARANTY" shall have the meaning assigned to that term in Section 4.02(f).

          "LT IRELAND" means Lionbridge Technologies Ireland, an unlimited liability company duly

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incorporated under the laws of Ireland, and its successors and assigns.

          "MATERIAL ADVERSE EFFECT" shall have the meaning assigned to that term in Section 6.01.

          "MSI WARRANT" shall have the meaning assigned to that term in Section 3.01.

          "MSC WARRANT" shall have the meaning assigned to that term in Section 3.01.

          "NEW SENIOR DEBT FOREIGN GUARANTEE" shall have the meaning assigned to that term in Section 7.01(p).

          "NEW SENIOR DEBT GUARANTEE" shall have the meaning assigned to that term in Section 7.01(p).

          "NOTES" shall have the meanings assigned to such terms in Section
2.01.

          "OPERATIVE DOCUMENTS" shall mean each of this Agreement, the Notes, the Warrants, the Guaranties, the Restated Stockholders' Agreement, and the Restated Registration Rights Agreement.

          "PERMITTED LIENS" shall have the meaning assigned to that term in
Section 7.02(a).

          "PERSON" means and includes an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, or a government or any agency or political subdivision thereof.

          "PREFERRED STOCK" shall mean the outstanding shares of Series B Preferred Stock, $.01 par value of the Company.

          "PURCHASER" shall mean MSC, MSI and any other holder or holders from time to time of any of the Notes.

          "QUALIFIED DISPOSITION" means (i) any merger or consolidation of the Company with any Person, (ii) any sale, assignment, lease or other disposition of or voluntary parting with the control of (whether in one transaction or in a series of transactions) all or substantially all of the consolidated assets (whether now owned or hereafter acquired) of the Company and the Subsidiaries,
(iii) any issuance of equity securities of the Company to Persons other than the Purchaser or other holders of the capital stock of the Company or securities convertible into or exercisable for such capital stock as of the date hereof which, when aggregated with all issuances of equity securities of the Company subsequent to the Closing, exceeds fifty percent (50%) of the aggregate of all outstanding equity securities of the Company immediately after the Closing on a fully diluted basis, and (iv) any liquidation or winding up of the Company, except for (1) mergers, consolidations or asset transfers with or between two or more Subsidiaries, (2) mergers or asset transfers by any Subsidiary with or to the Company and (3) the merger of any Person into the Company or other issuance of securities by the Company in connection with the acquisition of a Person as long as the Company is the surviving entity, such merger or acquisition does not result in the violation of any of the provisions of this Agreement and no such violation exists at the time of such merger or acquisition, and the consideration paid by the Company in connection with such merger or acquisition has a fair market value of less than Twenty-Five Million Dollars ($25,000,000) at the date of the closing of such transaction.

          "QUALIFYING LIQUIDITY EVENT" means any of the following events: (i) a Qualified Disposition; (ii) a Change of Control; and (iii) a Liquidity IPO with respect to any member of the Consolidated Group.

          "QUICK ASSETS" means, as of any applicable date, the consolidated cash, cash equivalents, accounts receivable and investments with maturities of less than ninety (90) days of the Consolidated Group determined in accordance with GAAP.

          "RESTATED REGISTRATION RIGHTS AGREEMENT" means that certain Second Restated Registration Rights Agreement dated as of the date hereof by and among LTI, CRL the Company, MSC, MSI and certain other stockholders of the Company.

          "RESTATED STOCKHOLDERS' AGREEMENT" means that certain Second Restated Stockholders' Agreement dated as of the date hereof by and among LTI, CRL the Company, MSC, MSI and certain other stockholders of the Company.

          "SECURITIES" means collectively the Notes, the Warrants and the Warrant Shares.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "SENIOR DEBT" means (i) all Indebtedness of the Company and any of its Subsidiaries for money borrowed from the Bank (including, without limitation, money borrowed from the Bank pursuant to the Loan Agreement) or from other banks or institutional lenders, including any extensions or renewals thereof, whether outstanding on the date hereof or hereafter created or incurred, which is not by its terms subordinate and junior to the Notes and which is disclosed on the Financial Statements or is permitted by this Agreement at the time it is created or incurred, (ii) all Indebtedness of the Company and any of its Subsidiaries incurred to refinance any of the Indebtedness referred to in item (i) above, where the security securing such Indebtedness is substantially the same security as that securing the Indebtedness being refinanced, (iii) all capitalized lease obligations of the Company and any of its Subsidiaries which are permitted by this Agreement at the time they are incurred and (iv) all guarantees by the Company and any of its Subsidiaries which are not by their terms subordinate and junior to the Notes and which are permitted hereby at the time they are made of Indebtedness of any Subsidiary if such Indebtedness would have been Senior Debt pursuant to the provisions of clause (i), (ii) or (iii) of this sentence had it been indebtedness of the Company.

          "SUBORDINATED DEBT" means any Indebtedness of the Company and any of its Subsidiaries that is contractually subordinated to any Senior Debt.

          "SUBSIDIARY" or "SUBSIDIARIES" means (i) any corporation more than fifty percent (50%) of whose stock or equity interests of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned directly or indirectly by the Company and/or any one or more of its Subsidiaries, and (ii) any partnership, association, joint venture, limited liability company or other entity in which the Company and/or one or more of its Subsidiaries has more than a fifty percent (50%) equity

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interest at the time.

          "SUBSIDIARY GUARANTORS" means collectively each Subsidiary which has executed and delivered to the Purchaser a guarantee in form and substance satisfactory to the Purchaser pursuant to which such Subsidiary guarantees all of the obligations of the Company to the Purchaser, including, without limitation, the obligations of the Company hereunder and under the Notes.

          "VTI" means VeriTest, Inc., a California company, together with its successors and assigns.

          "VTI GUARANTY" shall have the meaning assigned to that term in Section 4.02(g).

          "VTI SELLER NOTES" means those two (2) certain promissory notes dated January 11, 1999 issued by the Company to the VTI Sellers, respectively, each in the original principal amount of $375,000, as each may be amended and in effect from time to time.

          "VTI SELLERS" mean Steven Nemzer and Marc Porter Zasada, and their respective successors and assigns.

          "WARRANTS" shall have the meaning assigned to such terms in Section 3.01.

          "WARRANT SHARES" shall have the meaning assigned to that term in
Section 3.01.

          1.02. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with GAAP.

                                   ARTICLE II

                   PURCHASE, SALE AND TERMS OF NOTES; PAYMENTS

          2.01. THE NOTES. The Company has authorized the issuance and sale to
(a) MSC of the Company's 12% Senior Subordinated Note due March 9, 2006 in the original aggregate principal amount of $1,055,638, and (b) MSI of the Company's 12% Senior Subordinated Note due March 9, 2006 in the original aggregate principal amount of $144,362. The 12% Senior Subordinated Notes shall be substantially in the forms attached to EXHIBIT 2.01 hereto and are herein each referred to individually as an "Initial Note", and collectively as the "Initial Notes"; and, the Initial Notes together with any note or notes delivered in substitution, replacement or exchange therefor are herein referred to collectively as the "Notes." The Notes shall (a) be payable on March 9, 2006 (subject to the redemption thereof required pursuant to Section 2.06) and (b) bear interest (based on a 360-day year counting actual days elapsed) on the unpaid principal amount thereof until paid in full at the rate of twelve percent (12%) per annum, which interest shall be payable quarterly in arrears on the last Business Day of March, June, September and December in each year commencing on March 31, 1999.

          2.02. PURCHASE AND SALE OF THE NOTES AND THE WARRANTS. The Company agrees to issue and sell to the Purchaser, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Purchaser agrees to purchase, the Initial Notes and the Warrants. Such purchase and sale shall take place at a closing (the "Closing") to be held at the offices of Sherburne, Powers, Holland & Knight, at 10:00 a.m. local time, on the date on which this Agreement is executed and delivered (the "Closing Date"). At the Closing, the Company will issue (a) the Initial Note described in clause (a) in Section 2.01 to MSC, dated the Closing Date and payable to the order of MSC, and the Company will issue to MSC the MSC Warrant, against receipt of funds by wire transfer to an account or accounts designated by the Company prior to the Closing in the amount of $1,055,638, and (b) the Initial Note described in clause (b) in Section 2.01 to MSI dated the Closing Date and payable to the order of MSI, and the Company will issue to MSI the MSI Warrant, against receipt of funds by wire transfer to an account or accounts designated by the Company prior to the Closing in the amount of $144,362. The parties hereto hereby acknowledge and agree that the purchase and sale of the Initial Notes and the Warrants hereunder is part of an overall financing provided by MSC and MSI to the Consolidated Group, which financing also includes, among other things, the issuance by LTHBV of the LTHBV Notes, the delivery of the Foreign Guaranties and the execution and delivery of the LTHBV Note Purchase Agreement.

          2.03. ISSUE PRICE; ORIGINAL ISSUE DISCOUNT. Having considered all facts relevant to a determination of the value of the Initial Notes and the Warrants being acquired by the Purchaser, the Company and the Purchaser have concluded and do hereby agree that, for purposes of Section 1273 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Regulations thereunder, and for purposes of determining any original issue discount with respect to the Initial Notes thereunder, the aggregate "issue price" for (a) the Initial Note to be issued to MSC is $721,808, and (b) the Initial Note to be issued to MSI is $98,710. The Company and the Purchaser agree not to take a position on any income tax return, before any governmental agency charged with the collection of any income tax or in any judicial proceeding that is inconsistent with the terms of this Section 2.03.

          2.04. USE OF PROCEEDS. The Company agrees to use the full proceeds from the sale of the Initial Notes and the Warrants for the purposes and as set forth on EXHIBIT 2.04 attached hereto.

          2.05. PAYMENTS AND ENDORSEMENTS. Payments of principal, interest and premium, if any, on the Notes shall be made without setoff or counterclaim directly by check duly mailed or delivered to MSC and MSI at their addresses referred to in Section 9.03 hereof, without any presentment or notation of payment, except that prior to any transfer of any Note, the holder thereof shall endorse on such Note a record of the date to which interest has been paid and all payments made on account of principal of such Note. All payments and prepayments of principal of and interest on the Notes shall be applied (to the extent thereof) to all of the Notes PRO RATA based on the principal amount outstanding and held by each holder thereof.

          2.06. REDEMPTIONS

               (a) REQUIRED PERIODIC REDEMPTION. On the last Business Day of March, June, September and December of each year beginning on March 31, 2003 through and including December 31, 2005, the Company agrees to redeem, without premium or penalty, $100,000 in aggregate principal amount of the Notes, or such lesser amount as may then be outstanding, together with all accrued and unpaid interest and penalties, if any, then due on the amount so redeemed. On the stated or accelerated maturity of the Notes, the Company agrees to pay the principal amounts of the Notes then outstanding together with all accrued and unpaid interest and penalties, if any, then due thereon. Except as set forth in
Section 2.06(b), no optional redemption of less than all of the Notes shall affect the obligation of the Company to make the redemptions required by this subsection.

               (b) REQUIRED REDEMPTIONS IN THE EVENT OF A QUALIFYING LIQUIDITY EVENT. In the event and upon the closing of a Qualifying Liquidity Event, the Company agrees to redeem, without premium, all of the outstanding Notes, together with all accrued and unpaid interest and penalties, if any, then due thereon.

               (c) OPTIONAL REDEMPTIONS. In addition to the redemptions of the Notes required under Sections 2.06(a) and (b), the Company may, at any time and from time to time, redeem, without premium or penalty, the Notes, in whole or in part (in integral multiples of $1,000), together with interest due on the amount so redeemed through the date of redemption. Partial redemptions made as provided in this Section 2.06(c) shall, to the extent thereof, be applied first to reduce the principal due at maturity of the Notes and next to reduce the payments required by Section 2.06(a) in inverse order of maturity thereof.

               (d) NOTICE OF REDEMPTIONS; PRO RATA REDEMPTIONS. Notice of any required redemption pursuant to Section 2.06(a) or (b) or of any optional redemption pursuant to Section 2.06(c) shall be given to all registered holders of the Notes at least ten (10) Business Days prior to the date of such redemption. Each redemption of Notes pursuant to Section 2.06(a), (b) or (c) shall be made so that the Notes then held by each holder shall be redeemed in a principal amount which shall bear the same ratio to the total unpaid principal amount being redeemed on all Notes as the unpaid principal amount of Notes then held by such holder bears to the aggregate unpaid principal amount of all of the Notes then outstanding.

          2.07. DEFAULT RATE OF INTEREST. If an Event of Default has occurred and is continuing, from and after the date thirty (30) days after the date such Event of Default occurred, the entire outstanding unpaid principal balance of the Notes and any matured but unpaid interest from time to time due thereon shall bear interest, payable on demand, at the rate of fifteen percent (15%) per annum, or such lower rate as then may be the maximum rate permitted by applicable law; PROVIDED, HOWEVER, that upon the cessation or cure of such Event of Default, if no other Event of Default is then continuing, the Notes shall again bear interest at the rates set forth in Section 2.01.

          2.08. MAXIMUM LEGAL RATE OF INTEREST. Nothing in this Agreement or in the Notes shall require the Company to pay interest at a rate in excess of the maximum rate permitted by applicable law.

          2.09. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest due.

          2.10. TRANSFER AND EXCHANGE OF NOTES. The holder of any Note or Notes may, prior to maturity or prepayment thereof, surrender such Note or Notes at the principal office of the Company for transfer or exchange to any Affiliate of such holder. Any holder desiring to transfer or exchange any Note shall first notify the Company in writing at least five (5) days in advance of such transfer or exchange. Within a reasonable time after such notice to the Company from a holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such holder, the Company shall issue in exchange therefor another Note or Notes, in such denominations as requested by the holder, for the same aggregate principal amount, as of the date of such issuance, as the unpaid principal amount of the Note or Notes so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered. Each new Note shall be made payable to such Affiliate or Affiliates of the holder, Person or Persons, or assigns, as the holder of such surrendered Note or Notes may designate (subject to Section 9.05), and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom.

          2.11. REPLACEMENT OF NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note; PROVIDED, HOWEVER, if any Note of which a Purchaser, its nominee, or any of its partners is the holder is lost, stolen or destroyed, the affidavit of an authorized partner or officer of the holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Company of a new Note in replacement of such lost, stolen or destroyed Note other than the holder's written agreement to indemnify the Company.

                                   ARTICLE III

                      PURCHASE, SALE AND TERMS OF WARRANTS

          3.01. THE WARRANTS. The Company has authorized the issuance and sale to MSC and MSI of Common Stock Purchase Warrants (the "Warrants") for the purchase (subject to adjustment as provided therein) of 337,202 (the "MSC Warrant") and 46,113 (the "MSI Warrant") shares of Common Stock (the "Warrant Shares"), respectively. The Warrants shall be substantially in the forms attached to EXHIBIT 3.01 hereto. The term Warrants shall also include any warrants delivered in exchange or replacement therefor. The Warrants shall be exercisable at a purchase price, subject to adjustment, equal to $.01 per Warrant Share.

          3.02. PURCHASE AND SALE OF WARRANTS. The Company agrees to issue and sell to the Purchaser, and, subject to and in reliance upon the representations, warranties, terms and conditions of this

Agreement, the Purchaser agrees to purchase, Warrants to purchase the Warrant Shares as set forth in Section 3.01 above. Such purchase and sale shall take place at the Closing, and at the Closing the Company will initially issue to MSC and MSI the MSC Warrant and the MSI Warrant, respectively, to purchase (subject to adjustment as provided therein) the number of Warrant Shares set forth in
Section 3.01 above.

          3.03. RIGHT TO PURCHASE NEW SUBORDINATED DEBT. Prior to issuing any Subordinated Debt of the Company or any of its Subsidiaries to any Person after the date hereof (other than any such Subordinated Debt issued to a seller in connection with an acquisition by any member of the Consolidated Group involving such seller), the Company will give, or cause such Subsidiary to give, to each holder of any Note or Notes the right to purchase, on the same terms and subject to the same conditions, the same proportion of the Subordinated Debt proposed to be sold by the Company or such Subsidiary as the original principal amount of the Notes and the LTHBV Notes held by each such holder bears to the aggregate principal amount of Subordinated Debt outstanding at that time. Any such right of purchase shall be exercisable for a period of thirty (30) days after all of the holders have received written notice of a proposed issuance of Subordinated Debt (and any such notice by the Company or any Subsidiary shall be given not less than thirty (30) nor more than ninety (90) days prior to any such issuance). The Company shall be entitled to sell to any Person any Subordinated Debt not purchased by the holders of the Notes pursuant to this Section 3.03:
(i) during the period ending six (6) months after the date of the Company's or its Subsidiary's notice to such holders and (ii) at not less than the same price and upon terms not materially less favorable to the Company or its Subsidiary than those offered to the holders of the Notes, but may not otherwise sell such Subordinated Debt without renewed compliance with this Section 3.03.

                                   ARTICLE IV

                      CONDITIONS TO PURCHASER'S OBLIGATION

          The obligation of the Purchaser to purchase and pay for the Notes and Warrants at the Closing is subject to the following conditions, all or any of which may be waived in writing by the Purchaser:

          4.01. REPRESENTATIONS AND WARRANTIES. Each of the representations of the Company set forth in Article VI hereof shall be true and correct in all respects at the time of, and immediately after giving effect to, the sale of the Notes and the Warrants.

          4.02. DOCUMENTATION AT CLOSING. The Purchaser shall have received prior to or at the Closing all of the following, each in form and substance satisfactory to the Purchaser and its counsel:

               (a) The Initial Notes duly executed and delivered by the Company.

               (b) The Warrants duly executed and delivered by the Company.

               (c) An executed amended and restated guaranty from JLSI in substantially the form attached hereto as EXHIBIT 4.02(c) (the "JLSI Guaranty").

               (d) An executed amended and restated guaranty from LTCI in substantially the form attached hereto as EXHIBIT 4.02(d) (the "LTCI Guaranty").

               (e) An executed amended and restated guaranty from LTI in substantially the form attached hereto as EXHIBIT 4.02(e) (the "LTI Guaranty").

               (f) An executed amended and restated guaranty from VTI in substantially the form attached hereto as EXHIBIT 4.02(f) (the "VTI Guaranty").

               (g) A certified copy of all charter documents of the Company and each of the Guarantors; a certified copy of the resolutions of the Board of Directors and, to the extent required, the stockholders of the Company and each of the Guarantors evidencing approval, as applicable, of this Agreement, the Operative Documents and all other matters contemplated hereby and thereby, including, without limitation, the consent of the stockholders of the Company to the transactions contemplated hereby pursuant to the terms of the Restated Stockholders' Agreement; a certified copy of the By-laws of the Company and each of the Guarantors and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement, the Operative Documents and all other matters contemplated hereby or thereby.

               (h) A favorable opinion of Testa, Hurwitz & Thibeault, LLP, counsel for the Company and Guarantors, in substantially the form attached hereto as EXHIBIT 4.02(h).

               (i) Certificates of the Secretaries or Assistant Secretaries of the Company and each of the Guarantors which shall certify the names of the officers of the Company authorized to sign this Agreement, the Operative Documents and any other documents or certificates to be delivered pursuant hereto or thereto by the Company and each of the Guarantors or any of its officers, together with the true signatures of such officers. The Purchaser may conclusively rely on such certificates until it shall receive further certificates of the Secretaries or Assistant Secretaries of the Company and each of the Guarantors canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

               (j) A certificate from a duly authorized officer of the Company stating that the representations and warranties contained in Article VI hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct and that no condition or event has occurred or is continuing or will result from the execution and delivery of this Agreement or the Operative Documents which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

               (k) Intentionally omitted.

               (l) Payment for the costs, expenses, taxes and filing fees identified in Section 9.04 as to which the Purchaser gives the Company notice prior to the Closing.

               (m) A certificate from a duly authorized officer of the Company stating that all the conditions set forth in this Article IV have been satisfied, other than those, if any, waived by the Purchaser in writing.

               (n) An fully-executed Restated Stockholders' Agreement together with executed waivers of the rights of first offer referenced in Section 6.02.

               (o) A fully-executed Restated Registration Rights Agreement.

               (p) Such other documents referenced in any Exhibit hereto or relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.

          4.03. CLOSING OF LTHBV NOTE PURCHASE AGREEMENT. All documents in connection with the LTHBV Financing, including, without limitation the LTHBV Note Purchase Agreement, the LTHBV Notes, the Foreign Guaranties and such other documents referenced in any exhibit thereto or otherwise relating to the transactions contemplated by the LTHBV Note Purchase Agreement shall have been executed and delivered to the Purchaser.

          4.04. NO DEFAULT. At the time of and immediately after giving effect to the sale of the Notes there shall exist no Event of Default and no condition, event or act that, with the giving of notice or lapse of time, or both, would constitute such an Event of Default.

          4.05. WAIVERS AND CONSENTS. The Company shall have obtained any waivers or consents that may be required under the Loan Agreement and any other agreement to which the Company or any of its Subsidiaries is a party in order to enter into this Agreement and the Operative Documents and to consummate the transactions contemplated hereby and thereby and such waiver or consents shall have been delivered to the Purchaser.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          5.01. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Each of MSC and MSI hereby represents and warrants as follows:

               (a) It has duly authorized, executed and delivered this Agreement and such of the Operative Documents as require execution by it.

               (b) Its present intention is to acquire the Securities to be issued to it for its own account.

               (c) The Securities to be issued to it are being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof; subject, nevertheless, to the condition that, except as otherwise provided herein, the disposition of its property shall at all times be within its control.

               (d) It acknowledges that it has reviewed and discussed the Company's business, affairs and current prospects with such officers of the Company and others as it has deemed appropriate or desirable in connection with the transactions contemplated by this Agreement. It further acknowledges that it has requested, received and reviewed such information, undertaken such investigation and made such further inquiries of officers of the Company and others as it has deemed appropriate or desirable in connection with such transactions, PROVIDED, HOWEVER, no investigation made heretofore or hereafter by it or on its behalf shall have any effect whatsoever on the representations and warranties of the Company hereunder, each of which will survive any such investigation.

               (e) It understands that it must bear the economic risk of its investment in the Securities to be issued to it for an indefinite period of time because such Securities are not, and will not be, registered under the Securities Act or any applicable state securities laws, except as may be provided in this Agreement, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. It also understands that it is not contemplated by the Company that any registration will be made under the Securities Act or any state securities laws, or that the Company will take steps which will make the provisions of Rule 144 under the Securities Act available to permit resale of the Securities to be issued to it.

               (f) It represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Securities. It further represents that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the Commission under the Securities Act with respect to the purchase of the Notes.

               (g) No Person has or will have, as a result of the transactions contemplated by this Agreement, any rights, interest or valid claim against or upon the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by it or any of its agents.

               (h) It hereby acknowledges that the Securities to be issued to it (and each certificate representing the Warrant Shares issued to it and any other securities issued in respect of such shares upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, it being agreed that Holland & Knight LLP shall be satisfactory)) shall bear a legend substantially in the following form:

               THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

The acquisition by it of the Warrant Shares which are the subject of the Warrant to be issued to it shall constitute a confirmation by it of the foregoing representations.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Purchaser as follows:

          6.01. ORGANIZATION AND STANDING OF THE COMPANY AND SUBSIDIARIES; OWNERSHIP. The Company and each of its Subsidiaries is a corporation duly organized (to the extent applicable), duly incorporated (to the extent applicable), validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its organization or incorporation and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. The Company and each of its Subsidiaries is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, either individually or in the aggregate, would not have a material adverse effect on the business, assets, liabilities, financial condition, or on the results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"). Except as set forth on EXHIBIT 6.01 attached hereto, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.

          6.02. CORPORATE ACTION. The Company and each of the Guarantors has all necessary corporate power and has taken all corporate, stockholder and other action required to make, as applicable, all the provisions of this Agreement, the Operative Documents and any other agreements and instruments executed in connection herewith and therewith the valid and enforceable obligations they purport to be. The Company and each of the Guarantors has duly executed and delivered, as applicable, this Agreement, each of the Operative Documents and each other agreement and instrument executed by it in connection herewith and therewith and each is a legal, valid and binding obligation of the Company and the Guarantors as applicable, enforceable against the Company and the Guarantors as applicable, in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity. The Company has authorized the issuance and sale to the Purchaser of the Warrants for the purchase (subject to adjustment as provided therein) of 383,315 shares of Common Stock. Sufficient shares of authorized but unissued Common Stock of the Company have been reserved by appropriate corporate action in connection with the prospective exercise of the Warrants. While certain stockholders of the Company are entitled to rights of first offer pursuant to the Restated Stockholders' Agreement in connection with the issuance of the Warrants hereunder and in connection with the issuance of the Warrant Shares upon the exercise of the Warrants, such stockholders have waived such rights with respect to the issuance of the Warrants and the issuance of the Warrant Shares upon the exercise of the Warrants. Accordingly, neither the issuance of the Notes or Warrants, nor the issuance of the Warrant Shares upon the exercise of the Warrants, is subject to any preemptive or other similar statutory or contractual rights.

          6.03. GOVERNMENTAL APPROVALS. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the offer, issuance, sale, execution or delivery by the Company or any of the Subsidiaries of, or for the performance by the Company or any of the Subsidiaries of their respective obligations under, this Agreement or any of the Operative Documents or the Warrant Shares.

          6.04. LITIGATION. Except as set forth on EXHIBIT 6.04 attached hereto, there is no litigation, action or governmental proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries, affecting any of their respective properties or assets, or against any officer, key employee or principal stockholder of the Company or any of its Subsidiaries where such litigation, proceeding or investigation (i) either individually or in the aggregate would have a Material Adverse Effect, (ii) might call into question the validity of this Agreement, any Operative Document or any action taken by the Company or any of its Subsidiaries or to be taken pursuant hereto or thereto or (iii) seeks to prevent the consummation by the Company or any of its Subsidiaries of the transactions contemplated by this Agreement, nor, to the best knowledge of the Company, has there occurred any event on the basis of which any litigation, proceeding or investigation meeting the criteria of (i), (ii) or (iii) above might properly be instituted. Except as set forth on EXHIBIT 6.04, neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any of their respective officers, key employees or principal stockholders (in their capacities as such), is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency affecting the Company or any of its Subsidiaries.

          6.05. COMPLIANCE WITH LAW. The Company and each of its Subsidiaries is in compliance in all respects with the terms and provisions of this Agreement and of its charter documents and by-laws and in all material respects with the terms and provisions of all judgments, decrees, governmental orders, statutes, rules and regulations to which it and its properties and assets are subject (collectively, the "Applicable Laws"). Neither the execution and delivery of this Agreement and the Operative Documents, nor the consummation of any transactions contemplated hereby or thereby, has constituted or resulted in, or will constitute or result in, a violation of any provision of any Applicable Law.

          6.06. FEDERAL RESERVE REGULATIONS. Neither the Company nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Notes or Warrants will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

          6.07. TITLE TO ASSETS, PATENTS. Except as set forth on EXHIBIT 6.07 attached hereto, the Company and each of its Subsidiaries has good and marketable title in fee to such of its fixed assets as are real property, and good and merchantable title to all of its other assets, now carried on its books including those reflected in the most recent balance sheet of the Company included in the Financial Statements, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business), free of any mortgages, pledges, charges, liens, security interests or other encumbrances. Except as set forth on EXHIBIT 6.07, the Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all leases under which it is operating, and all of said leases are valid and subsisting and in full force and effect. Except as set forth on EXHIBIT 6.07, the Company and each of its Subsidiaries owns or has a valid right to use the patents, patent rights, licenses, permits, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions and intellectual property rights being used to conduct its business as now operated and as now proposed to be operated; and the conduct of its business as now operated and as now proposed to be operated does not and will not conflict with valid patents, patent rights, licenses, permits, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions and intellectual property rights of others. Except as set forth on EXHIBIT 6.07, neither the Company nor any of its Subsidiaries has any obligation to compensate any Person for the use of any such intellectual property rights nor has the Company or any of its Subsidiaries granted to any Person any license or other rights to use in any manner any of such intellectual property rights.

          6.08. FINANCIAL INFORMATION. (a) Attached hereto as EXHIBIT 6.08(a) are true, correct and complete copies of (i) the audited balance sheet of the Company and its Subsidiaries as of December 31, 1997 and the related statements of income and retained earnings and of cash flows for the fiscal year then ended, certified by PricewaterhouseCoopers, the Company's independent public accountants (including the notes thereto) and (ii) the unaudited balance sheet of the Company and its Subsidiaries as of December 31, 1998, and the related statements of income and retained earnings for the 12-month period then ended ((i) and (ii) collectively the "Financial Statements"). All Financial Statements have been prepared in accordance with GAAP, subject to normal year-end audit adjustments, and consistent with prudent business management practices, are complete in all material respects and fairly present the financial position of the Company and its Subsidiaries as of the respective dates thereof and results of operations and changes in financial position of the Company and its Subsidiaries for each of the periods then ended.

               (b) Since December 31, 1998, there has been no material adverse change in the business, assets, liabilities, condition (financial or other), or in the results of operations or prospects of the Company and its Subsidiaries taken as a whole.

               (c) Except as disclosed on EXHIBIT 6.08(c) attached hereto, neither the Company nor any of its Subsidiaries has any liability, contingent or otherwise, not disclosed in the Financial Statements or in the notes thereto that could, together with all such other liabilities, have a Material Adverse Effect, nor does the Company have any reasonable grounds to know of any such liability.

               (d) A schedule of Indebtedness of the Company and its Subsidiaries as of December 31, 1998 (including lease obligations required to be capitalized in accordance with GAAP) is attached hereto as EXHIBIT 6.08(d).

          6.09. TAXES. Except as described on EXHIBIT 6.09 attached hereto, the Company and each of its Subsidiaries has accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by it, and all taxes shown to be due and all additional assessments have been paid or provision made therefor. The Company does not know of any material additional assessments or adjustments pending or threatened against the Company or any of its Subsidiaries for any period, nor of any basis for any such assessment or adjustment. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

          6.10. ERISA

               (a) The Company and each of the Guarantors is in compliance in all material respects with the currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the applicable provisions of Section 401(a) of the Code. No employee benefit plan established or maintained, or to which contributions have been made, by the Company or any of its Subsidiaries, which is subject to part 3 of Subtitle B of Title I of ERISA, had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no material liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any such plan by the Company or any of its Subsidiaries.

               (b) The execution and delivery of this Agreement and the other Operative Documents and the issuance and sale of the Notes and the Warrants hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A) through section 4975(c)(1)(D), inclusive, of the Code.

          6.11. TRANSACTIONS WITH AFFILIATES. Except as set forth on EXHIBIT
6.11 attached hereto, there are no loans, leases, royalty agreements or other continuing transactions between the Company or any of its Subsidiaries, on the one hand, and any Person owning, or who did own at any time within the two-year period preceding the date of this Agreement, five percent (5%) or more of any class of capital stock of the Company or other entity controlled by such stockholder or a member of such stockholder's family, on the other hand.

          6.12. ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER PERSONS. Except as disclosed on EXHIBIT 6.08(c) hereto, neither the Company nor any of its Subsidiaries has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other Person.

          6.13. LOANS TO OTHER PERSONS. Except as set forth on EXHIBIT 6.13 attached hereto, neither the Company nor any of its Subsidiaries has made any loan or advance to any Person which is outstanding on the date of this Agreement, nor is the Company or any of its Subsidiaries obligated or committed to make any such loan or advance.

          6.14. SECURITIES ACT. Neither the Company nor anyone acting on its behalf has offered any of the Notes, Warrants or similar securities, or solicited any offers to purchase or made any attempt by preliminary conversation or negotiations to dispose of the Notes, Warrants or similar securities, within the meaning of all applicable federal and state securities laws, to any Person other than (i) the Purchaser, and (ii) no more than twenty-five (25) other Persons, each of which is an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act), and no Person other than the Purchaser will purchase any Notes, Warrants or similar securities. Neither the Company nor anyone acting on its behalf has offered or will offer to sell the Notes or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Note, Warrants under the registration provisions of the Securities Act.

          6.15. DISCLOSURE. Neither this Agreement, the Financial Statements, the Operative Documents, nor any other agreement, document, certificate or written statement furnished to the Purchaser or the Purchaser's counsel by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact within the knowledge of the Company or any of its executive officers which has not been disclosed herein or otherwise by them to the Purchaser and which has a Material Adverse Effect, or in the future in their opinion could reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, the Company has no knowledge of any specific existing, pending or planned patent, invention or device which would have a Material Adverse Effect.

          6.16. NO BROKERS OR FINDERS. As of the Closing, no Person had, has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company, any of its Subsidiaries or any or its or their agents.

          6.17. OTHER AGREEMENTS OF OFFICERS. Except as set forth on EXHIBIT
6.17 attached hereto, no officer or key employee of the Company or any of its Subsidiaries is a party to or bound by any agreement, contract or commitment, or subject to any restrictions, particularly but without limitation in connection with any previous employment of any such person, which has a Material Adverse Effect, or in the future may (so far as the Company can reasonably foresee) have a Material Adverse Effect. To the best knowledge of the Company, no officer or key employee of the Company or any of its Subsidiaries has any present intention of terminating his employment with the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has any present intention of terminating any such employment.

          6.18. CAPITALIZATION OF THE COMPANY; STATUS OF CAPITAL STOCK. The Company has a total authorized capitalization consisting of 25,950,867 shares of Common Stock. A complete list of the outstanding capital stock of the Company and the names in which such capital stock of the Company is registered is set forth on EXHIBIT 6.18 attached hereto. All the outstanding shares of capital stock of the Company have been duly authorized, are validly issued and are fully paid and nonassessable. Except as otherwise set forth on EXHIBIT 6.18 and except for the Warrants, there are no options, warrants or rights to purchase shares of capital stock or other securities of the Company authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities. The shares of Common Stock issuable upon exercise of the Warrants, when issued in accordance with the terms of the Warrants, will be duly authorized, validly issued and fully paid and nonassessable. Except as otherwise set forth on EXHIBIT 6.18, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant state and federal securities laws. Except as set forth in this Agreement or as otherwise set forth on EXHIBIT 6.18, no holder of any security of the Company is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party, or which are otherwise binding upon the Company.

Neither the issuance of the Notes or Warrants, nor the issuance of shares of Common Stock upon the exercise of the Warrants, will trigger any preemptive or similar right on the part of any party. The offer and sale of all shares of capital stock and other securities of the Company issued before the Closing complied with or were exempt from all federal and state securities laws.

          6.19. CAPITAL STOCK OF SUBSIDIARIES. Except as set forth on EXHIBIT
6.19 attached hereto, the Company owns all of the outstanding capital stock of each of the Subsidiaries, beneficially and of record, free and clear of all liens, encumbrances, restrictions and claims of every kind. All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized, are validly issued and are fully paid and nonassessable. There are no options, warrants or rights to purchase shares of capital stock or other securities of any of the Subsidiaries authorized, issued or outstanding, nor is any Subsidiary obligated in any other manner to issue shares of its capital stock or other securities.

          6.20. LABOR RELATIONS. To the best knowledge of the Company, no labor union or any representative thereof has made any attempt to organize or represent employees of the Company or any of its Subsidiaries. There are no unfair labor practice charges, pending trials with respect to unfair labor practice charges, pending material grievance proceedings or adverse decisions of a Trial Examiner of the National Labor Relations Board or similar board against the Company or any of its Subsidiaries. Furthermore, to the best knowledge of the Company, relations with employees of the Company and its Subsidiaries are good and there is no reason to believe that any material labor difficulties will arise in the foreseeable future.

          6.21. INSURANCE. Except as set forth on EXHIBIT 6.21 attached hereto, the Company and each of its Subsidiaries has insurance covering its properties and business adequate and customary for the type and scope of its properties and business.

          6.22. BOOKS AND RECORDS. The books of account, ledgers, order books, records and documents of the Company and its Subsidiaries accurately and completely reflect all material information relating to the business of the Company and its Subsidiaries, the nature, acquisition, maintenance, location and collection of the assets of the Company and its Subsidiaries, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company and its Subsidiaries.

          6.23. HAZARDOUS AND TOXIC MATERIALS. Except as set forth in EXHIBIT
6.23 attached hereto, (a) to the best knowledge of the Company and each of its Subsidiaries, no hazardous or toxic waste or substance or any other contaminant or pollutant including without limitation any oil or pesticide ("Hazardous Materials") have been generated, used, treated or stored on, or transported to or from, any of the property owned, leased or operated by the Company or any of its Subsidiaries except in compliance with all applicable Environmental Laws,
(b) to the best knowledge of the Company and its Subsidiaries, there have been no spills, discharges, releases or cleanups of any Hazardous Materials ("Hazardous Discharges") on any of the property owned, leased or operated by the Company or any of its Subsidiaries, except such Hazardous Discharges which do not violate any federal, state or local laws, ordinances, rules, regulations, or policies existing or enacted relating to the environment, health and safety, any Hazardous Discharges or to industrial hygiene or environmental conditions (collectively "Environmental Laws"), (c) the Company and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to any property owned, leased or operated by the Company or any of its Subsidiaries, and (d) there are no pending or, to the best knowledge of the Company and its Subsidiaries, threatened claims relating to the foregoing against the Company, any of its Subsidiaries or the property owned, leased or operated by the Company or its Subsidiaries.

          6.24. REGISTRATION RIGHTS. Other than pursuant to the terms of the Restated Registration Rights Agreement, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

          6.25. OTHER AGREEMENTS. Except as explicitly disclosed and described in the Financial Statements or as set forth on EXHIBIT 6.25 attached hereto, neither the Company nor any of its Subsidiaries is a party to any written or oral contract or instrument or other corporate restriction the due performance of which individually or in the aggregate could have a Material Adverse Effect. Except as specifically contemplated by this Agreement or as set forth on said
EXHIBIT 6.25, neither the Company nor any of its Subsidiaries is a party to any written or oral:

               (a) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

               (b) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company or any of its Subsidiaries;

               (c) guaranty of any obligation for borrowed money or otherwise;

               (d) voting trust, stockholders agreement, pledge agreement or buy-sell agreement relating to any securities of the Company which shall be in effect after the Closing except to the extent contemplated hereunder;

               (e) agreement or obligation (contingent or otherwise) to issue or sell or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities, other than the repurchase of shares of Common Stock held by any employee or consultant of the Company at cost upon the termination of such employee's or consultant's services to the Company; or

               (f) other contract or group of related contracts with the same party involving more than $2,000,000 (or its equivalent in any other currency) and continuing over a period of more than six (6) months from the date or dates thereof (including renewals or extensions optional with another party), which contract or group of contracts is not terminable by the Company or any of its Subsidiaries without penalty upon notice of thirty (30) days, or less, but excluding any contract or group of contracts with a vendor to, or customer of, the Company or any of its Subsidiaries for the sale, lease or rental of their respective products or services if such contract or group of contracts was entered into in the ordinary course of business.

The Company, each Subsidiary, and, to the best knowledge of the Company, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in material default under, any lease, agreement or contract now in effect to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its property may be bound. The Company and the Subsidiaries currently have no expectation or intention of not fully performing all their obligations under each such lease, contract or other agreement, and the Company has no knowledge of any material breach or anticipated material breach by the other party to any contract or commitment to which the Company or any of its Subsidiaries is a party.

          6.26. CUSTOMERS, VENDORS AND SUPPLIERS. None of the customers of the Company and the Subsidiaries or vendors or suppliers of merchandise or supplies to the Company and the Subsidiaries has canceled or otherwise terminated or made any threat to cancel or otherwise terminate its relationship with the Company or any Subsidiary, nor has any such customer, vendor or supplier indicated an intent or desire to materially decrease its sales volume or purchase volume, as the case may be, with the Company or any Subsidiary, except where any such cancellation, termination, threat to cancel or terminate or intent or desire to decrease its sales volume or purchase volume would not have a Material Adverse Effect.

          6.27. NO VIOLATIONS. Neither the execution and delivery of this Agreement and the Operative Documents, nor the consummation of any of the transactions contemplated hereby or thereby, by the Company, will (a) violate, conflict with, or result in a breach or default under any provision of the Certificate of Incorporation or Bylaws of the Company, (b) violate any provision of any Applicable Laws, or (c) result in a violation or breach by the Company of, conflict with, constitute (with or without due notice or lapse of time or both) a default by the Company (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which the Company is a party, or by which it or any of its properties or assets may be bound.

                                   ARTICLE VII

                            COVENANTS OF THE COMPANY

          7.01. AFFIRMATIVE COVENANTS OF THE COMPANY OTHER THAN REPORTING REQUIREMENTS. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, until the later of the repayment in full of
(i) the aggregate outstanding principal balance of the Notes, together with all interest and penalties, if any, due thereon, or (ii) the aggregate outstanding principal balance of the LTHBV Notes, together with all interest and penalties, if any due thereon, it will perform and observe the following covenants and provisions and will cause each Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

               (a) PUNCTUAL PAYMENT. Pay the principal of, premium, if any, and interest on each of the Notes at the times and place and in the manner provided in the Notes and herein.

               (b) PAYMENT OF TAXES AND TRADE DEBT. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company or the Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto. Pay and cause each Subsidiary to pay, when due, or in conformity with customary trade terms, all material lease obligations, all trade debt, and all other Indebtedness incident to the operations of the Company or the Subsidiaries, except such as are being contested in good faith and by appropriate proceedings if the Company or the Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto.

               (c) MAINTENANCE OF INSURANCE. Maintain, and cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates.

               (d) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except where the failure to remain so qualified would not, either individually or in the aggregate, have a Material Adverse Effect; provided, however, that nothing herein contained shall prevent any merger, consolidation or transfer of assets permitted by subsection 7.02(e). Preserve and maintain, and cause each Subsidiary to preserve and maintain, all licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and necessary to the conduct of its business, except such licenses, other rights and copyrights which are part of a transfer of assets permitted by
Section 7.02(e).

               (e) COMPLIANCE WITH LAWS. Comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could have a Material Adverse Effect.

               (f) INSPECTION RIGHTS. At any reasonable time and from time to time, but not more frequently than twice in any 12-month period unless an Event of Default shall have occurred and is continuing, permit the Purchaser or any of its agents or representatives, to examine and make copies of and extracts from the records and books of account of, and visit and inspect the properties of, the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of their officers or directors and independent accountants. All reasonable out-of-pocket expenses of the Purchaser (or its agents or representatives), the Company or any Subsidiary incurred in connection with such inspection rights shall be borne by the Company, such amount not to exceed $10,000 per annum.

               (g) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, but subject to normal year-end audit adjustments, reflecting all financial transactions of the Company and each Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made; PROVIDED, HOWEVER, that with respect to Subsidiaries which are not incorporated or organized under the laws of any State of the United States or the District of Columbia (collectively, the "Foreign Subsidiaries"), the Company shall cause each such Subsidiary to make entries in its records and books of account in accordance with the generally accepted accounting principles recognized in the country in which such Subsidiary was organized or incorporated.

               (h) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties, necessary or useful in the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted, except such properties which are part of a transfer of assets permitted by Section 7.02(e).

               (i) COMPLIANCE WITH ERISA. Comply, and cause each Guarantor to comply, with all minimum funding requirements applicable to any pension or other employee benefit plans which are subject to ERISA or to the Code, and comply, and cause each Guarantor to comply, in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan. Neither the Company nor any United States Subsidiary will permit any event or condition to exist which could permit any such plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to the assets of the Company or any Subsidiary.

               (j) ATTENDANCE AT BOARD MEETINGS. At any time at which a nominee of the Purchaser is not a member of the board of directors or any committee of the Company as provided in this Agreement and the Restated Stockholders' Agreement, permit the Purchaser or its designee to have one observer attend each meeting of the board of directors of the Company. The Company will send to the Purchaser and its designee the notice of the time and place of any such meeting in the same manner and at the same time as notice is sent to the directors; PROVIDED, HOWEVER, that the Purchaser and its designee shall always receive at least five (5) Business Days prior notice of any meeting which is not an emergency meeting and at least three (3) Business Days' notice of any emergency meeting. The Company shall also provide to the Purchaser copies of all notices, reports, minutes, consents and other documents at the time and in the manner as they are provided to the board of directors. The Purchaser shall have the right, upon request and with reasonable notice, to consult with and advise the Company regarding the Company's business. The Company shall reimburse each the Purchaser or its designee for all reasonable costs incurred by the Purchaser or its designee in connection with traveling to and from and attending meetings of the Company's board of directors. The Purchaser and its designee hereby agree to maintain the confidentiality of all confidential information of the Company to which it obtains access pursuant to Section 7.01(f), this Section 7.01(j) or
Section 7.03(g); provided, however, that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel to, or auditors, accountants or consultants for, the Purchaser, (iii) in connection with any litigation to which the Purchaser is a party, or (iv) to any assignee or prospective assignee of any of the Notes.

               (k) BOARD OF DIRECTORS AND COMMITTEES. The board of directors of the Company shall consist of no more than six (6) members, as provided for in the Restated Stockholders' Agreement. The Company shall at all times maintain a Compensation Committee and an Audit Committee of its board of directors.

               (l) NOTICE OF DEFAULT OF SENIOR DEBT. The Company shall provide the holders of the Notes with written notice promptly upon an event of default under the Senior Debt or upon the occurrence of an event which, with the giving of notice or passage of time or both, would result in an event of default under the Senior Debt.

               (m) KEY MAN LIFE INSURANCE. The Company will maintain a "key man" life insurance policy in the amount of Two Million Dollars ($2,000,000.00) on Rory J. Cowan. Proceeds of such policy will be payable to the Company.

               (n) QUICK RATIO. Commencing with the fiscal quarter ending December 31, 1999, the Company shall cause the Consolidated Group to maintain at the end of each fiscal quarter a ratio of Quick Assets to Current Liabilities of not less than 0.50 to 1.0.

               (o) MINIMUM EBITDA. The Company shall cause the Consolidated Group to have at the end of each of the following fiscal quarters minimum EBITDA of not less than the respective amounts set forth below opposite each such fiscal quarter:

     FISCAL QUARTER                             MINIMUM EBITDA
     Quarter Ending 3/31/99                     ($500,000)

     Quarter Ending 6/30/99                     $500,000

     Quarter Ending 9/30/99                     $1,000,000

     Quarter Ending 12/31/99 and                $750,000
     each fiscal quarter thereafter

               (p) SUBSIDIARY GUARANTORS. Within five (5) Business Days after any Subsidiary which (i) is not (x) a Subsidiary Guarantor on the date hereof and (y) a Foreign Subsidiary guarantees any Senior Debt (each a "New Senior Debt Guarantee"), the Company shall cause such Subsidiary to execute and deliver to the Purchaser a guarantee in form and substance satisfactory to the Purchaser pursuant to which such Subsidiary guarantees all of the obligations of the Company to the Purchaser, including, without limitation, the obligations of the Company hereunder and under the Notes, together with any other documents as the Purchaser may reasonably request, and (ii) is a Foreign Subsidiary, but not a Subsidiary Guarantor under the LTHBV Note Purchase Agreement on the date hereof, guarantees any Senior Debt (each a "New Senior Debt Foreign Guarantee") of any other Foreign Subsidiary, the Company shall cause such Subsidiary to execute and deliver to the Purchaser under the LTHBV Note Purchase Agreement a guarantee in form and substance satisfactory to such Purchaser pursuant to which such Subsidiary guarantees all of the obligations of LTHBV to such Purchaser including, without limitation, the obligations of LTHBV under the LTHBV Note Purchase Agreement and the LTHBV Notes.

          7.02. NEGATIVE COVENANTS OF THE COMPANY. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, until the later of the repayment in full of (i) the aggregate outstanding principal balance of the Notes, together with all interest and penalties, if any due thereon, or (ii) the aggregate outstanding principal balance of the LTHBV Notes, together with all interest and penalties, if any due thereon, it will comply with and observe the following covenants and provisions, and will cause each Subsidiary to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, and will not:

               (a) LIENS. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature, upon or with respect to any of its properties, now owned or hereafter acquired, or assign or otherwise convey any right to receive income, except that the foregoing restrictions shall not apply to mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances (collectively, "Permitted Liens"):

                    (i) for taxes, assessments or governmental charges or levies on property of the Company or any Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

                    (ii) imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business;

                    (iii) arising out of pledges or deposits under workmen's
               compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                    (iv) securing the performance of bids, tenders, contracts
               (other than for the repayment of borrowed money), statutory obligations and surety bonds;

                    (v) in the nature of zoning restrictions, easements and
               rights or restrictions of record on the use of real property which do not materially detract from its value or impair its use;

                    (vi) arising by operation of law in favor of the owner or
               sublessor of leased premises and confined to the property rented;

                    (vii) arising from any litigation or proceeding which is
               being contested in good faith by appropriate proceedings, provided, however, that no execution or levy has been made;

                    (viii) described on EXHIBIT 6.07 which secure the
               Indebtedness set forth on EXHIBIT 6.08(d), provided that no such lien is extended to cover other or different property of the Company or any Subsidiary;

                    (ix) liens which secure Indebtedness permitted by Section
               7.02(b); and

                    (x) other liens or encumbrances arising in the ordinary
               course of business
               not incurred in connection with the borrowing of money which do not interfere in any material respect with the conduct of the business of the Company and its Subsidiaries.

               (b) INDEBTEDNESS. Without the prior written consent of the Purchaser, create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Indebtedness other than (1) up to $15,000,000 (or its equivalent in any other currency) in Senior Debt; (2) an unlimited amount of Junior Subordinated Debt outstanding at any time on a consolidated basis, PROVIDED that the incurrence and maintenance of all such Indebtedness will not result in the Company's or any Subsidiary's failure to comply with any of the provisions of Article VII hereof; and (3) Indebtedness described in EXHIBIT 7.02(b), PROVIDED, HOWEVER, that neither the Company, nor any Subsidiary shall make an intercompany loan to a Subsidiary that is not a Subsidiary Guarantor (as such term is defined under this Agreement and as such term is defined under the LTHBV Note Purchase Agreement). In addition, without the prior written consent of the Purchaser, (i) the Company shall make no payments whatsoever on the VTI Seller Notes during the existence of an Event of Default, and (ii) the Company shall not agree to any amendment or modification to the VTI Seller Notes, which would have a material adverse impact upon the interests of the Purchaser.

               (c) LEASE OBLIGATIONS. Become obligated to pay rent under any leases or other rental arrangements (excluding capitalized leases) under which the amount of the aggregate lease or other payments for all such agreements or arrangements exceeds $5,000,000 on a consolidated basis for any twelve-month period.

               (d) ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER PERSONS. Assume, guarantee, endorse or otherwise become directly or contingently liable on, or permit any Subsidiary to assume, guarantee, endorse or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other Person, except for guarantees by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and except by the Company or any Subsidiary with respect to any Indebtedness of the Company or any Subsidiary which is permitted by this Agreement; provided, however, in no event shall (i) the Company guarantee any Senior Debt of any of the Company's Subsidiaries without the prior written consent of the Purchaser, and (ii) any Foreign Subsidiary guarantee any Senior Debt of the Company or any Subsidiary of the Company that is not a Foreign Subsidiary without the prior written consent of the Purchaser.

               (e) MERGERS, SALE OF ASSETS, ETC. Without the prior written consent of the Purchaser, merge or consolidate with any Person, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereinafter acquired) or permit any Subsidiary to do so, except that (1) any Subsidiary may merge into or consolidate with or transfer assets to any Subsidiary Guarantor; (2) any Subsidiary may merge into or transfer assets to the Company (3) the Company may merge with any Person or issue securities in connection with the acquisition of a Person, provided that the Company is the surviving entity and the stockholders of the Company as of the Closing own or are able to vote or control at least 50% of the aggregate of all outstanding equity securities of the Company at that time, such merger or acquisition does not result in the violation of any of the provisions of this Agreement, and no Event of Default exists at the time of such merger or acquisition, and (4) the Company may merge or consolidate with any Person or shall, assign, lease or otherwise dispose of or voluntarily part with control of any of its assets or permit any Subsidiary to do so in connection with any transaction which results in net cash proceeds to the holders of the outstanding Common Stock of the Company at such time of at least $50,000,000.

               (f) INVESTMENTS IN OTHER PERSONS. Without the prior written consent of the Purchaser, make or permit any Subsidiary to make, any loan or advance to any Person, or purchase, otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any capital stock, assets or other property of, obligations of, or any interest in, any Person, except:

                    (i) investments by the Company or any Subsidiary in
               evidences of indebtedness issued or fully guaranteed by the United States of America or any U.S. government agency having a maturity of not more than one year from the date of acquisition;

                    (ii) investments by the Company or any Subsidiary in
               certificates of deposit, money market accounts, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having capital, surplus and undivided profits of at least $100,000,000 and whose parent holding company has long-term debt rated Aal or higher, and whose commercial paper (if rated) is rated Prime 1 by Moody's Investors Service, Inc.;

                    (iii) loans from a Subsidiary to the Company or another
               Subsidiary or from the Company to a Subsidiary;

                    (iv) investments by the Company or any Subsidiary in the
               highest-rated commercial paper having a maturity of not more than one year from the date of acquisition;

                    (v) reasonable advances to employees for travel, relocation or other business expenses in accordance with the ordinary course of business;

                    (vi) loans or advances to employees to enable employees to exercise vested stock options; and

                    (vii) acquisitions of assets, capital stock or other
               property which individually and in the aggregate are not material to the Company or such Subsidiary (assets, capital stock and other property with a fair market value of less than $3,000,000 (or its equivalent in any other currency) acquired in any one-year period in the aggregate shall not be deemed "material"); PROVIDED, HOWEVER, that each such acquisition can be made in compliance with the other terms of this Agreement, including, without limitation, Section 7.02(l).

               (g) DISTRIBUTIONS. Without the prior written consent of the Purchaser, declare or pay any dividends, purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing (such transactions being hereinafter referred to as "Distributions"); provided, however, that nothing herein contained shall prevent:

                    (i) the Company from effecting a stock split or declaring or paying any dividend consisting of shares of any class of Common Stock to the holders of shares of such class of Common Stock, provided that such stock split or dividend is effected equally across all classes of Common Stock;

                    (ii) any Subsidiary from declaring or making payment of cash or stock dividends, returns of capital or distributions of assets to the Company or another Subsidiary; or

                    (iii) the repurchase of shares of Common Stock held by any employee or consultant of the Company at cost upon the termination of such employee's or consultant's services to the Company;

if in the case of any such transaction the Distribution can be made in compliance with the other terms of this Agreement.

               (h) DEALINGS WITH AFFILIATES. Without the prior written consent of the Purchaser, enter or permit any Subsidiary to enter into any transaction with any holder of five percent (5%) or more of any class of capital stock of the Company, or any member of their families or any corporation or other entity in which any one or more of such stockholders or members of their immediate families directly or indirectly holds five percent (5%) or more of any class of capital stock, except on an arms-length basis on terms no less favorable to the Company or Subsidiary as it could obtain from an unrelated party.

               (i) MAINTENANCE OF OWNERSHIP OF SUBSIDIARIES. Sell or otherwise dispose of any shares of capital stock of any Subsidiary, except to the Company or another Subsidiary, or permit any Subsidiary to issue, sell or otherwise dispose of any shares of its capital stock or the capital stock of any Subsidiary, except (i) to the Company or another Subsidiary, or (ii) to any director of any Foreign Subsidiary to the extent the issuance to any such director of any such capital stock is required under applicable law; PROVIDED, HOWEVER, that nothing herein contained shall prevent any merger, consolidation or transfer of assets permitted by Section 7.02(e).

               (j) CHANGE IN NATURE OF BUSINESS. Without the prior written consent of the Purchaser, make, or permit any Subsidiary to make, any material change in the nature of its business as carried on at the date hereof.

               (k) NO AMENDMENT OF CERTIFICATE OF INCORPORATION OR BYLAWS. Without the prior written consent of the Purchaser, amend or alter its Certificate of Incorporation or Bylaws in any manner which would have an adverse impact upon the interests of the Purchaser. Prior to making any amendment or alteration to its Certificate of Incorporation or Bylaws, the Company shall give the Purchaser five (5) days prior written notice thereof. In the event the Purchaser reasonably believes that such amendment or alteration would have an adverse effect upon its interests and the Purchaser so notifies the Company prior to the expiration of such five (5) day period, the Company shall not so amend or alter its Certificate of Incorporation or Bylaws (as applicable).

               (l) CAPITAL EXPENDITURES. Make, or permit any Subsidiary to make, any capital expenditure during any fiscal year of the Company which exceeds $3,000,000 (or its equivalent in any other currency) in the aggregate on a consolidated basis.

          7.03. REPORTING REQUIREMENTS. The Company will furnish to each holder of any Note, Warrant or Warrant Share:

               (a) as soon as possible and in any event within five (5) days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, the statement of the chief financial officer of the Company setting forth details of such Event of Default or event and the action which the Company proposes to take with respect thereto;

               (b) as soon as available and in any event within thirty (30) days after the end of each month, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month and consolidated and consolidating statements of income and retained earnings and of cash flows of the Company and its Subsidiaries for such month and for the periods commencing at the end of the previous fiscal year and ending with the end of such month, and with respect to each quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year and the operating Budget for the current year (the "Budget"), all in reasonable detail, in a format reasonably satisfactory to the Purchaser, and duly certified (subject to normal year-end adjustments) by the chief financial officer of the Company as having been prepared in accordance with GAAP, subject to normal year-end audit adjustments, and including a discussion by the Company's management of any variance from the Budget;

               (c) at the time of delivery of each monthly statement, a certificate, executed by the chief financial officer of the Company, stating that such officer has caused this Agreement, the Notes and the Warrants to be reviewed and has no knowledge of any Event of Default or default by the Company or any Subsidiary in the performance or observance of any of the provisions of this Agreement, the Notes or the Warrants or, if such officer has such knowledge, specifying such Event of Default or default and the nature thereof, and setting forth computations in reasonable detail demonstrating compliance with the provisions of subsections 7.02(b) and (d);

               (d) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any Subsidiary of the type described in Section 6.04;

               (e) simultaneously as they are sent to the Bank, copies of all financial statements, and upon written request, reports and other information delivered by the Company to the Bank;

               (f) promptly after sending, making available, or filing the same, such reports and financial statements as the Company or any Subsidiary shall send or make available to the stockholders of the Company or the Commission;

               (g) such other information respecting the business, assets, liabilities, financial condition, results of operations or prospects of the Company or any of its Subsidiaries as the Purchaser may from time to time reasonably request, and to make available to the Purchaser and its representatives, members of management and employees with significant responsibilities for the purposes of updating the Purchaser as to the condition of the Company and its Subsidiaries;

               (h) within thirty (30) days of the end of each calendar quarter, a certificate signed by the President or Chief Financial Officer of the Company which shall contain a detailed computation of the Company's compliance with the financial covenants in Sections 7.01(n) and 7.01(o); and

               (i) simultaneously with any Subsidiary entering into a New Senior Debt Guarantee or a New Senior Debt Foreign Guarantee, a copy of such guarantee, together with all other documents executed in connection therewith.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

          8.01. EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

               (a) The Company or LTHBV shall fail to pay any installment of principal of any of the Notes or any of the LTHBV Notes, respectively, when due; or

               (b) The Company or LTHBV shall fail to pay any interest or premium, if any, on any of the Notes or any of the LTHBV Notes, respectively, when due and such failure shall continue for five (5) days; or

               (c) The Company shall default in the performance of any covenant contained in Section 7.02 which default shall remain uncured for twenty (20) days or more; or

               (d) There shall be an Event of Default under the LTHBV Loan Agreement or any documents or agreements executed in connection therewith;

               (e) Any representation or warranty made by the Company in this Agreement or by the Company (or any of its officers) in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect when made in any material respect; or

               (f) The Company or any Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, the Notes or the Warrants on its part to be performed or observed and any such failure remains unremedied for twenty (20) days after written notice thereof shall have been given to the Company by any registered holder of the Notes, or the Warrants; or

               (g) The Company or any Subsidiary shall fail to pay any Indebtedness for borrowed money exceeding $1,000,000 (or its equivalent in any other currency) owing by the Company or such Subsidiary (as the case may be), or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement or the Notes) evidencing or securing or relating to any Indebtedness owing by the Company or any Subsidiary, as the case may be, when required to be performed (or, if permitted by the terms of the relevant document, within any applicable grace period), if the effect of such failure to pay or perform is to accelerate, or to permit the holder or holders of such Indebtedness, or the trustee or trustees under any such agreement or instrument to accelerate the maturity of such Indebtedness, unless such failure to pay or perform shall be waived by the holder or holders of such Indebtedness or such trustee or trustees; or

               (h) The occurrence of an event of default or default under any document, instrument, note or agreement evidencing or relating to any Senior Debt, including, without limitation, Indebtedness of the Company and any of its Subsidiaries for money borrowed from the Bank pursuant to the Loan Agreement.

               (i) The occurrence of an event of default or default under (1) the VTI Notes or any document or agreement relating thereto or (2) any document, instrument, note or agreement relating or evidencing the CRL Indebtedness.

               (j) The Company, any of the Guarantors or LTHBV shall be involved in financial difficulties evidenced (i) by its admitting in writing its inability to pay its debts generally as they become due; (ii) by its commencement of a voluntary proceeding under Title 11 of the United States Code as from time to time in effect, or foreign bankruptcy, insolvency, receivership, examination or similar law, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary proceeding; (iii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary proceeding under said Title 11, or foreign bankruptcy, insolvency, receivership or similar law, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to timely controvert any such proceeding or the material allegations of any such petition;
(iv) by the entry of an order for relief in any involuntary proceeding commenced under said Title 11, or foreign bankruptcy, insolvency, receivership, examination or similar law; (v) by its seeking relief as a debtor under any applicable law, other than said Title 11, or similar bankruptcy, insolvency, receivership, examination or similar law, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;
(vi) by the entry of an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent, (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (c) assuming custody of, or appointing a receiver, examiner, trustee, custodian, sequestrator or similar official for, all or a substantial part of its property; or (vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver, examiner, trustee, custodian, sequestrator or similar official for all or a substantial part of its property;

               (k) A Change of Control occurs with respect to the Company or any material Subsidiary which is not consented to by the holders of at least a majority of the principal amount of the Notes then outstanding; or

               (l) Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any Subsidiary and such judgment, writ, or similar process shall not be released, vacated or fully bonded within sixty (60) days after its issue or levy;

               then, and in any such event listed in Section 8.01(a) through
(l),

          (1) the Purchaser may, by notice to the Company, declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such accrued interest and all such amounts shall become and be forthwith due and payable (unless there shall have occurred an Event of Default under subsections 8.01(j) in which case all such amounts shall automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, and

          (2) the holders of the Notes may proceed to protect and enforce their respective rights against the Company in such manner as they may elect, including without limitation, proceeding to protect and enforce their respective rights by suit in equity (including without limitation a suit for rescission), action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement or any term of the Certificate of Incorporation of the Company.

          Without in any way limiting the rights of the holders of the Notes, the Company hereby agrees that the holders of the Warrants or the Warrant Shares would have no adequate remedy at law, for monetary compensation or otherwise, for the damages that would be suffered if the Company were to fail to comply with its obligations under Articles VII and VIII, and that the Company therefore agrees that the holders of the Warrants and the Warrant Shares shall be entitled to obtain specific performance of the Company's obligations under Articles VII and VIII of this Agreement.

          8.02. ANNULMENT OF DEFAULTS. Section 8.01 is subject to the condition that, if at any time after the principal of any of the Notes shall have become due and payable, and before any judgment or decree for the payment of the moneys so due, or any thereof, shall have been entered, then and in every such case the holders of at least a majority of the principal amount of all Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

                                   ARTICLE IX

                                  MISCELLANEOUS

          9.01. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any holder of any Notes, Warrants or Warrant Shares in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          9.02. AMENDMENTS, WAIVERS AND CONSENTS. Any provision in this Agreement, the Notes, the Warrants or the other Operative Documents to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company (x) shall obtain consent thereto in writing from the holder or holders of (i) if any Notes are outstanding, at least a majority in principal amount of all Notes then outstanding, and (ii) if no Notes are then outstanding, at least a majority of the Warrant Shares (whether issued or issuable), and (y) shall deliver copies of such consent in writing to any holders who did not execute the same; PROVIDED that no such consent shall be effective to reduce the principal or interest payable on any Note or extend the maturity of the Notes without the consent of the holder thereof or to reduce the percentage of the Notes and Warrants the consent of the holders of which is required under this Section 9.02; AND PROVIDED FURTHER, that no covenant or provision set forth in the Warrants may be omitted or waived without the written consent of the holder or holders of at least a majority of the Warrant Shares. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Written notice of any waiver or consent effected under this subsection shall promptly be delivered by the Company to any holders who did not execute the same.

          9.03. ADDRESSES FOR NOTICES, ETC. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), telegraphed, sent by express overnight courier service or electronic facsimile transmission with a copy by mail, or delivered to the applicable party at the addresses indicated below:

                  IF TO THE COMPANY:

                                 Lionbridge Technologies Holdings, Inc.
                                 950 Winter Street
                                 Waltham, MA  02154
                                 Attention:  Chief Financial Officer
                                 Telecopy No.:  (781) 890-3122

                  WITH A COPY TO:

                                 Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                 Boston, MA  02110
                                 Attention:  George W. Lloyd, Esq.
                                 Telecopy No.:  (617) 248-7100

                  IF TO MSC
                  AND MSI:

                            Morgan Stanley Venture Capital Fund II Annex, L.P. Morgan Stanley Venture Investors Annex, L.P.
                            1221 Avenue of the Americas
                            New York, NY  10020
                            Attention:  Debra Abramovitz
                            Telecopy No.: (212) 762-8424

                  WITH A COPY TO:

                            Holland & Knight LLP
                            One Beacon Street
                            Boston, MA  02108
                            Attention:  Lawrence D. Bradley, Esq.
                            Telecopy No.: (617) 523-6850

                  IF TO ANY OTHER HOLDER OF THE NOTES OR WARRANTS:

                            at such holder's address for notice as set forth in the transfer records of the Company or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mails or (ii) one day after being delivered to the telegraph company, deposited with the express overnight courier service or sent by electronic facsimile transmission (with receipt confirmed), respectively, addressed as aforesaid.

          9.04. COSTS, EXPENSES AND TAXES. The Company agrees to pay on demand all reasonable costs and expenses of the Purchaser in connection with the preparation, execution and delivery of this Agreement, the Notes, the Warrants, the other Operative Documents and other instruments and documents to be delivered hereunder, and in connection with the consummation of the transactions contemplated hereby and thereby, as well as all costs and expenses of the Purchaser in connection with the amendment, waiver (whether or not such amendment or waiver becomes effective) or enforcement of this Agreement, the Notes, the Warrants, the other Operative Documents, and other instruments and documents to be delivered hereunder and thereunder. Notwithstanding the preceding sentence, and in addition to the provisions of such sentence, the Company agrees to pay on demand all reasonable fees and out-of-pocket expenses of Holland & Knight LLP, counsel to the Purchaser, in connection with the transactions contemplated by this Agreement, including any amendment, waiver (whether or not such amendment or waiver becomes effective) or enforcement of this Agreement, the Notes, the Warrants, the Operative Documents, and other instruments and documents to be delivered hereunder and thereunder. In addition, the Company agrees to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes, the Warrants, the other Operative Documents, and the other instruments and documents to be delivered hereunder or thereunder and the Company agrees to save each Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees.

          9.05. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors and assigns, except that (i) the Company shall not have the right to assign its rights hereunder or any interest therein without the prior written consent of the Purchaser and (ii) the Purchaser shall not have the right to assign its rights under this Agreement, the Notes or the Warrants or any interest therein to any Person not an Affiliate of the Purchaser without the prior written consent of the Company, and the Purchaser shall not have the right to assign fewer than 40,000 Warrant Shares (or Warrants exercisable therefor) without the prior written consent of the Company. The Purchaser shall notify the Company of any assignment that it makes of its rights hereunder, at such time as it makes such assignment. Except as expressly set forth herein, nothing in this Agreement shall confer any claim, right, interest or remedy on any third party or inure to the benefit of any third party.

          9.06. PAYMENTS IN RESPECT OF NOTES. The Purchaser and any successor holder of the Notes, by their acceptance thereof, agree that, with respect to all sums received by them applicable to the payment of principal of or interest on the Notes, equitable adjustment will be made among them so that, in effect, all such sums shall be shared ratably by all of the holders of the Notes whether received by voluntary payment, by realization upon security, by the exercise of the right of setoff, by counterclaim or cross-action or by the enforcement of any or all of the Notes. If any holder of the Notes receives any payment on its Notes in excess of its pro rata portion, then such holder receiving such excess payment shall purchase for cash from the other holders an interest in their Notes in such amounts as shall result in a ratable participation by all of the holders in the aggregate unpaid amount of Notes then outstanding.

          9.07. PAYMENTS IN RESPECT OF WARRANTS. The Purchaser and any successor holder of the Warrants, by their acceptance thereof, agree that, with respect to the sale to, or repurchase by, the Company or any Person directly or indirectly affiliated with the Company or any of its directors, officers, or shareholders, of the Warrants, equitable adjustment will be made among the holders of the Warrants so that in effect all sums so received shall be shared ratably in proportion to their respective holdings of Warrants. If any holder of the Warrants receives any such sum in respect of its Warrants in excess of its pro rata portion, then such holder receiving such excess shall purchase for cash from the other holders of the Warrants an interest in their Warrants in such amount as shall result in a ratable participation of all of the holders in the aggregate of all Warrants then outstanding.

          9.08. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Purchaser, its subsidiaries, directors, officers, partners, counsel and employees, from and against any and all liability (including, without limitation, reasonable legal fees incurred in defending against any such liability) under, arising out of or relating to this Agreement, the Notes, the Warrants, the Warrant Shares, the transactions contemplated hereby or thereby or in connection herewith or therewith, including (to the maximum extent permitted by law) any liability arising under federal or state securities laws, except to the extent such liability shall result from any act or omission on the part of the Purchaser or its employees, agents, brokers or other representatives. The obligations of the Company under this Section 9.08 shall survive and continue to be in full force and effect notwithstanding (a) the repayment of


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

the Notes and (b) the termination of this Agreement.

          9.09. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement, the Notes, the Warrants, the Operative Documents or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof and thereof, regardless of any investigation made by the Purchaser or on behalf of the Purchaser.

          9.10. INTENTIONALLY OMITTED.

          9.11. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

          9.12. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts.

          9.13. WAIVER OF RIGHT TO JURY TRIAL. The parties hereby waive all rights to a trial by jury for all legal proceedings concerning this Agreement or the Notes.

          9.14. HEADINGS. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          9.15. SEALED INSTRUMENT. This Agreement is executed as an instrument under seal.

          9.16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

          9.17. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Purchaser, the Company and each Subsidiary shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Notes and the Warrants.

          9.18. CONSENT TO JURISDICTION. The Company irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this Agreement or any of the Notes, the Warrants or the Warrant Shares. To the fullest extent it may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          9.19. EFFECT OF JUDGMENT. The Company agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 9.18 brought in any such court shall, subject to such rights of appeal on issues other than jurisdiction as may be available to the Company, be conclusive and binding upon the Company and may be enforced in the courts of the United States of America or the Commonwealth of Massachusetts (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment.

          9.20. SERVICE OF PROCESS. The Company consents to service of process in any suit, action or proceeding of the nature referred to in Section 9.18 by actual receipt of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Company specified in or designated pursuant to Section 9.03. The Company agrees that such service (i) shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company.

          9.21. NO LIMITATION. Nothing in Sections 9.18, 9.19, 9.20 or 9.22 shall affect the right of the Purchaser to serve process in any manner permitted by law, or limit any right that the Purchaser may have to bring proceedings against the Company in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

          9.22. SPECIFIC PERFORMANCE. Upon breach or default by the Company with respect to any obligation hereunder or under the Notes, the holders of the Notes shall be entitled to protect and enforce their rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default, or in aid of the exercise of any power or remedy granted hereby or thereby or by law.

          9.23. ACTIONS BY PURCHASER. Wherever in this Agreement action is required or permitted to be taken by, or consent is required of, or a matter requires the satisfaction of, the Purchaser, unless the context otherwise requires, such action may be taken by, and/or such consent may be obtained from, and/or such satisfaction may be expressed by, (i) for as long as any of the Notes remain outstanding, the holders of at least a majority of the principal amount of all Notes then outstanding, or (ii) if no Notes are then outstanding, the holders of at least a majority of the Common Stock issued and issuable upon exercise of the Warrants; PROVIDED, HOWEVER, that the provisions of this Section
9.23 shall not limit in any manner any action which may be taken by the Purchaser pursuant to the provisions of Section 8.01 hereof.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first above written.

COMPANY:                  LIONBRIDGE TECHNOLOGIES HOLDINGS, INC.

                          By: ___________________________________
                              Name:
                              Title:

PURCHASER:                MORGAN STANLEY VENTURE CAPITAL FUND II ANNEX, L.P.

                          By: Morgan Stanley Venture Partners II, L.P.,
                              its General Partner

                          By: Morgan Stanley Venture Capital II, Inc.,
                              its Managing General Partner

                          By: ___________________________________
                              Name:
                              Title:

                          MORGAN STANLEY VENTURE INVESTORS ANNEX, L.P.

                          By: Morgan Stanley Venture Partners II, L.P.,
                              its General Partner

                          By: Morgan Stanley Venture Capital II, Inc.,
                              its Managing General Partner

                          By: ___________________________________
                              Name:
                              Title: